UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No.__)

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

AMPLITECH GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g)

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AMPLITECH GROUP, INC.
35 Carlough Rd. #3
Bohemia, NY 11716
631-521-7831

May ___, 2014

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of AmpliTech Group, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date, May __, 2014. The purpose of the Information Statement is to notify our shareholders that on May ___, 2014, the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the shareholder representing no less than 51% of the issued and outstanding shares of our Common Stock. The Written Consent adopted the following resolutions, which authorized the Company to amend the Company’s Articles of Incorporation for the purpose of increasing the number of authorized common stock from 50,000,000 shares to 500,000,000.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority stockholder of the Company. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company. Because shareholders holding at least a majority of the voting rights of our outstanding common stock has voted in favor of the foregoing actions, and has sufficient voting power to approve such actions through their ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stocks.

This Information Statement is being mailed on or about June____, 2014 to stockholders of record on May__, 2014.

Sincerely,

/s/ Fawad Maqbool
Fawad Maqbool President and Chief Executive Officer

AMPLITECH GROUP, INC.
35 Carlough Rd. #3
Bohemia, NY 11716
631-521-7831
_____________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of AmpliTech Group, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date, May __, 2014. The purpose of the Information Statement is to notify our shareholders that on May ___, 2014, the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the shareholder representing no less than 51% of the issued and outstanding shares of our Common Stock. The Written Consent adopted the following resolutions, which authorized the Company to amend the Company’s Articles of Incorporation for the purpose of increasing the number of authorized common stock from 50,000,000 shares to 500,000,000. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our stockholders.

Because a shareholder holding at least a majority of the voting rights of our outstanding common stock has voted in favor of the foregoing resolutions, and has sufficient voting power to approve such actions through her ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions and proxies are not requested from stockholders.

In accordance with our bylaws, our board of directors has fixed the close of business on May ___, 2014 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about June __, 2014 to stockholders of record on the record date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) Section 78.390 (the “Amendment”) require the affirmative vote of the holders of a majority of the voting power of the Company. Accordingly, the holders of a majority of the voting power of the Company must approve the Amendment.

In addition, NRS 78.320 provides in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

There are currently (i) 24,391,043 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote, and (ii) 140,000 shares of Series A Convertible Preferred Shares. The holder of the Series A Convertible Stock is entitled to vote together as a single class with the holders of our common stock, with the holders of Series A being entitled to fifty one percent (51%) of the total votes on all such matters. Each outstanding share of Series A is convertible at the option of the holder into one hundred (100) shares of the Company’s common stock. Accordingly, the vote or written consent of the shareholders holding the Series A Convertible Preferred is necessary to approve the filing of the Certificate of Amendment. In accordance with our bylaws, our board of directors has fixed the close of business on May ___, 2014 as the record date for determining the shareholders entitled to vote or give written consent.

On May ___, 2014, the shareholder holding 11,780,280 shares of common stock and all the issued and outstanding shares of Series A Convertible Preferred Shares executed and delivered to the Company the Written Consent. Accordingly, in compliance with the NRS, at least a majority of the outstanding shares has approved the Amendment. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing resolutions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Articles of Amendment may not be filed and effective with the Nevada Secretary of State until twenty calendar days after this Information Statement is first mailed to our stockholders. As mentioned earlier the Amendment will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which is anticipated to be on or about June __, 2014, twenty days after the mailing of this Information Statement.

PURPOSES AND EFFECT OF THE CHANGE

On May ___, 2014, the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holder of no less than 51% of the issued and outstanding shares of our Common Stock. The Written Consent adopted the resolutions, which authorized the Company to amend the Company’s Articles of Incorporation for the purpose of increasing the number of authorized common stock from 50,000,000 shares to 500,000,000. The text of the proposed the amendment to the Articles of Incorporation which contains the increase in the authorized capital is attached hereto as Appendix I. This Amendment will not affect total stockholder equity but will increase the authorized capitalization of the Company.

Our Board of Directors believes that given the current capital structure of the Company, we need to increase the number of authorized common stock of the Company. If all the outstanding debentures were converted to shares of common stock, and the holder of the Series A Preferred Shares would convert the preferred to common stock, the Company would be required to issue an additional 21,500,000 shares of common stock. The number of shares of common stock issued and outstanding is currently 24,391,043 shares. Currently, the Company is only authorized to issue 50,000,000 shares. Accordingly, the Company needs to increase its authorized share capital. Since the Company is increasing its authorized share capital, the Board determined that it should increase the number of shares of common stock to an adequate number so it does not need to further amend its Certificate of Incorporation.

The additional Common Stock authorized by the proposed amendment would have rights identical to our currently outstanding Common Stock. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our shareholders, including the election of directors, and except as otherwise required by law or as provided in any resolution adopted by our Board with respect to any series of preferred stock, the holders of such shares will exclusively possess all voting power. Holders of Common Stock do not have the right to cumulative voting for the election of directors. Subject to the preferential rights of any outstanding series of preferred stock, the holders of Common Stock will be entitled to such dividends as may be declared from time to time by our Board from funds legally available therefore and will be entitled to receive pro rata all of our assets available for distribution to such holders upon liquidation. The Board further believes that it is in Company's best interests to increase the number of authorized shares of Common Stock in order to provide the Company with the flexibility to issue Common Stock without further action by the Company's stockholders (unless required by law or regulation) for such other corporate purposes as the Board may deem advisable. These purposes may include, among other things, the sale of shares to obtain additional capital funds, the purchase of property, the use of additional shares for various equity compensation and other employee benefit plans of the Company or of acquired companies, the acquisition of other companies, and other bona fide purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May __, 2014, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. Unless otherwise indicated below, the address of each person listed in the table below is c/o 35 Carlough Rd. #3, Bohemia, NY 11716

The percentages below are calculated based on 24,391,043 issued and outstanding shares of Common Stock.

	Amount and Nature of Beneficial Ownership
	Common Stock
Name and Address of Beneficial Owner	No. of Shares		% of Class
Directors and Officers
Fawad Maqbool, Chairman, President, and Chief Executive Officer	11,780,280	(1)		%
Louisa Sanfratello, Chief Financial Officer	200,000			%
All officers and directors as a group (2 persons)	11,980,280			%

5% Security Holders
David Behanna (2) 36 Mount Grey Road, Setauket, New York 11733	1,608,000			%

(1)
The number indicated above does not include the 140,000 shares of Series A Convertible Preferred Stock, which are convertible at the option of the holder to 14,000,000 shares of common stock and are entitled to 51% of the voting control of the Company.

(2)
Includes (i) 950,000 shares of common stock held by DRB Consulting, Inc., of which David Behanna is the President of DRB Consulting, Inc. and thus has voting and dispositive control over securities held by it; (ii) 250,000 shares of common stock held by Laura Behanna, wife of David Behanna; (iii) 204,000 shares of common stock each held by Kimberly Behanna and Sarah Behanna, daughters of David Behanna.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following sets forth a summary of transactions since the beginning of the fiscal year of 2011, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation provided to our named officer). The Company believes the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●
Our officer and sole director, Fawad Maqbool, advanced monies to the Company for working capital. The amount due was unsecured, non-interest bearing and payable upon demand. The highest principal amount of such advances was $85,611, of which $23,392 and $54,663 were repaid during 2011 and 2012, respectively. The balance at December 31, 2012 was $7,673. This balance was repaid in full during 2013.

On May 8, 2014, the Board issued 140,000 shares of Series A Convertible Stock to Fawad Maqbool, the principal executive officer and sole director of the Company. The holder of the Series A Convertible Stock shall vote together as a single class with the holders of our common stock, with the holders of Series A being entitled to fifty one percent (51%) of the total votes on all such matters.

Other than as described above, none of the following parties has, since the date of incorporation of the Company, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

-	any of our directors or officers;

-	any person proposed as a nominee for election as a director;

-	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

-	any relative or spouse of any of the foregoing persons who has the same house as such person.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

As the holder of all the issued and outstanding Series A Convertible Preferred Stock, Mr. Maqbool is assured that if he converts his preferred shares the Company will have sufficient shares of common stock to issue to him as a result of the Amendment to the Articles of Incorporation described herein. Other than the foregoing, no other director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE ARTICLES OF AMENDMENT, PLEASE CONTACT:

AMPLITECH GROUP, INC.
35 Carlough Rd. #3
Bohemia, NY 11716
631-521-7831

By Order of the Board of Directors,

/s/ Fawad Maqbool
Fawad Maqbool President and Chief Executive Officer

ANNEX A

AMENDMENT TO ARTICLES OF INCORPORATION
OF
AMPLITECH GROUP, INC.

AmpliTech Group, Inc., a corporation organized and existing under the Nevada Revised Statutes (the “Corporation”) does hereby certify:

1. The Corporation’s original Articles of Incorporation was filed with the Nevada Secretary of State on December 30, 2010. The Corporation’s Articles were amended as of April 19, 2011 and on August 13, 2012.

2. The first paragraph of Article III of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is: fifty million five hundred thousand (500,500,000). These shares shall be divided into two classes with five hundred million (500,000,000) shares designated as common stock at $.001 par value (the “Common Stock”) and five hundred (500,000) shares designated as preferred stock at $.001 par value (the “Preferred Stock”).”

3. The amendment set forth herein has been duly approved and adopted by the Board of Directors of this Corporation by unanimous written consent.

4. The amendment set forth herein was approved by the stockholders of the Corporation by the holders holding no less than 51% of the unanimous written consent.

5. Such amendment was duly adopted in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Fawad Maqbool, its President and Chief Executive Officer, this __ day of June, 2014.

Date: June __, 2014	By:	/s/ Fawad Maqbool
Fawad Maqbool
President and Chief Executive Officer